Exhibit 10.2

House Leasing Contract

Lessor (Party A):	Zhang Minwei	CONTRACT NO.	MG2021-0168
		Place of Signing:	Fuzhou
Lessee (Party B):	Fuzhou Yukai Trading Co., Ltd.	Date of Signing:	November 27, 2020

In accordance with the Contract Law of the People's Republic of China and relevant regulations, in order to clarify the rights and obligations of both parties, based on the principles of voluntariness and equality, both parties have concluded the following contract terms and conditions through full negotiation on the matter that Party A leases the house owned by it according to law to Party B.

Clause 1 Leasing Content

1. Party A intends to lease the house facing northeast on the fourth floor of the main building next to National Highway 324, Yangleishan, No. 362, Junbian Village, Chengmen Town, Cangshan District, Fuzhou City (hereinafter referred to as "the House") to Party B.

2. The House covers the workshop, office area and dormitory area, and Party A agrees that Party B will use such house for warehouse and office uses.

3. Main decoration equipment and facilities of the House and their status:

(1) Office area and big workshop, dormitory area, etc., (including decorations), among which the big workshop includes toilets for men and women.

(2) Three main pipes, one distribution box, lighting equipment, etc.

Clause 2 Lease Term

The lease term is two years in total. Party A will deliver the House to Party B on November 27, 2020, and the lease term will be counted from December 1, 2020 to November 30, 2022.

Clause 3 Rent, Guarantee Deposit and Payment

1. The lease term will last from December 1, 2020 to November 30, 2022 (on the Gregorian calendar basis). In the two years from December 1, 2020 to November 30, 2022, the rent for each year is CNY TWO HUNDRED AND FORTY THOUSAND ONLY (￥240,000), which is tax excluded.

2. The rent shall be paid by month before use. Party B shall pay Party A the rent of ￥20,000 (CNY TWENTY THOUSAND ONLY in words) for the first period lasting from December 1, 2020 to December 31, 2020 in 3 days after the execution of this contract, and from that on the rent for the following month shall be paid in 10 days before each period is expired.

3. After this contract is signed and executed, Party B shall pay Party A the guarantee deposit of ￥40,000 (CNY FORTY THOUSAND ONLY in words) for the House in 3 days. If Party B has no breach of contract at the expiration of the lease term, Party A will refund the deposit without interest to Party B in 15 working days.

4. If Party B needs an invoice, Party A shall cooperate with Party B in providing necessary documents in the first quarter. The invoicing fee shall be borne by Party B.

5. The payment may be made in cash or by T/T into the following account:

Account Name: Zhang Minwei

Bank of Deposit: Bank of China Fuzhou Cangshan District Chengmen Town Sanjiaocheng Sub-branch

Account No.:

Clause 4 Rights and Obligations of Both Parties

1. Party A shall guarantee that the House and its facilities are intact and can be put into normal use.

2. Party A has the obligation to provide water and electricity meeting the normal use requirements of Party B. Once any problem is found, Party A shall report to Party B in time.

3. Party B shall use the House according to this contract, and shall not undertake the liability of compensation for natural losses suffered by the House.

4. Party B shall have the right to decorate the House based on its own use needs on the premise of not damaging the original major structure of the House but obtaining the consent of Party A. After the lease term is expired, Party B shall not remove the decoration (including civil engineering, furred ceiling, door, wire, lamp, additional layer, etc.), except for connecting wires between main circuit and equipment. If Party B removes any part that can not be removed according to the contract, Party A shall have the right to retain the deposit.

5. Party B shall not use the House to engage in any illegal businesses or criminal and illegal activities.

6. Party B shall be entitled to set up signboards at the top, external wall and front of the House or around the House, and Party A shall give full cooperation free of charge, but how to select the location of advertisement shall be negotiated with Party A.

7. The side against the wall of the main building is zoned or public cargoes handling. Party A is obliged to ensure smooth mobility of the main channel, and Party B is also obliged to cooperate with Party A in doing that.

8. Party A allocates two fixed parking lots in the workshop area to Party B free of charge, and Party B needs to report its own fixed license plate numbers to Party A in order to facilitate Party A's management. If Party B owns extra fixed vehicles, it shall consult with Party A about the parking fees. The other vehicles for cargoes transportation can enter or leave the workshop area freely. In case exit admission slips are needed, Party B shall cooperate with Party A in order to facilitate Party A's management.

9. During the lease term, if any of Party B's business projects fail to meet the production standards of national departments (such as national tax, local tax, environmental protection, industry and commerce, fire protection, health, public security, etc.), Party B shall solve the problem on its own, and Party A may assist Party B in solving the problem in the context of its own capacity. All incidents and disputes arising from Party B's production and operation during the lease term and all resulting damage to others shall be handled and liable by Party B, with nothing to do with Party A. If any of Party B's production and operation projects (such as dust, pollution, etc.) affects other lessees of the same building, Party B may take the initiative to solve the problem. If the problem can not be solved anyway, the contract will be automatically terminated, and at the same time Party A shall be entitled to take the House back without refunding the guarantee deposit.

10. During the lease term, in case the major structure of the House is damaged because of Party B's improper management, Party B shall compensate for corresponding losses suffered by Party A or restore the House to its original status.

11. Where Party B fails to renew the lease at the expiration of the lease term after 10 days, Party A shall be entitled to disposal the articles left by Party B in the House without bearing any responsibility, and any garbage disposal fee incurred therefor can be deducted from the guarantee deposit.

Clause 5 Other Expenses

1. The calculation method of water and electricity charges during the lease term: the electricity charge consumed by Party B shall be calculated at 1.20 yuan/kW.h, and the water charge shall be calculated based on the tiers established by the Water Supply Authority and the reasonable loss burdened with reference to the primary water meter. In addition, if the electricity unit price fluctuates by more than 3%, the electricity fee shall also be adjusted correspondingly.

Clause 6 Renovation of the House during the Lease Term

1. When the main structure of the House needs to be renovated, Party A shall take charge of maintenance.

2. The daily maintenance and repairs of Party B's decoration shall be undertaken by Party B.

Clause 7 Force Majeure

After the lease term is over, Party B shall enjoy the priority of renewal of the lease under the same conditions, but it shall propose the renewal to Party A in 3 months before the end of the lease term. If Party B terminates the lease midway, Party A may not refund the guarantee deposit, and this contract shall be deemed void at the same time.

Clause 8 Changes of Both Parties

1. Where Party A transfers the ownership of the House to a third party according to legal procedures, under no other arrangements, Party A shall guarantee that this contract will remain valid to the new owner of the House.

2. Party B shall not transfer or mortgage the House without authorization during the lease term.

Clause 9 Alternation and Rescission of the Contract

1. Under any of the following circumstances, Party A has the right to unilaterally rescind the contract:

(1) Delay paying the rent for more than 30 days after the agreed time limit.

(2) Engage in any illegal businesses or criminal and illegal activities.

2. In case Party A has met any of the following circumstances, Party B shall have the right to terminate this contract:

(1) Fail to deliver the House or delay delivering the House for more than 30 days.

(2) Party B can not use the House normally for more than 30 days because of defects or hidden safety hazards in the main structure of the House.

3. During the lease term, in case of any of the following circumstances, either party shall have the right to alter or terminate this contract:

(1) Both parties agree by negotiation on the alternation or termination of this contract.

(2) During the lease term, the House is acquired, expropriated or demolished (the compensation for demolition of the House shall be enjoyed by Party A, while relevant compensation for facilities and equipment added by Party B shall be enjoyed Party B).

(3) This contract can not be performed due to objective reasons such as earthquake, typhoon, flood, war, etc.

(4) Where this contract can not be further performed due to the circumstances specified in (2) and (3), unless otherwise agreed, Party A shall refund the residual balance to Party B (including but not limited to rent and guarantee deposit for the House paid by Party B), and the rent shall be calculated based on the actual use.

Clause 10 Dispute Settlement

If any dispute arises between both parties for the execution of this contract, it shall be settled by both parties through negotiation. If negotiation fails, either party shall have the right to file a lawsuit with the people's court of the place where this contract is signed.

Clause 11 Other Arrangements

1. Matters not covered in this contract may be separately agreed by both parties in form of supplemental agreement. The supplemental agreement shall be construed as an integral part of this contract, and shall have the same legal effect as this contract;

2. This contract shall come into force after being signed and sealed by both parties.

3. This contract is made in two copies, one for each party, both of which shall have equal legal effect.

Lessor: (signature or seal)	Zhang Minwei	Lessee: (signature or seal)	Fuzhou Yukai Trading Co., Ltd.
Entrusted Agent: (signature)		Entrusted Agent: (signature)
Contact Number:		Contact Number:	Xiong:
DATE:	November 27, 2020	DATE:	November 27, 2020

Certification

This is certify that the four-story workshop in frame structure located at (Fuxia Road next to National Highway 324, Yangleishan) No. 362, Junbian Village, Chengmen Town, Cangshan District, Fuzhou City is owned by villager Zhang Minwei.

IN WITNESS WHEREOF

Junbian Village Committee